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  EXHIBIT 23         CONSENT OF PRICEWATERHOUSECOOPERS LLP






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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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PRICEWATERHOUSECOOPERS LLP



We consent to the incorporation by reference in this registration statement of GA Financial, Inc. on Form S-8 for the Great American Federal Savings and Loan Association 401(k) Plan of our report dated January 22, 1998, except as to the information presented in Note 19, which is dated February 3, 1998, on our audits of the consolidated financial statements of GA Financial, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995. We also consent to the incorporation by reference to our report dated June 8, 1998, on our audits of the financial statements of Great American Federal Savings and Loan Association 401(k) Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997 and the nine month period ended December 31, 1996.

We also consent to the reference to our firm under the caption: "Interests of Named Experts and Counsel" in this Registration Statement.



                                                PriceWaterhouseCoopers LLP


Pittsburgh, Pennsylvania
October 26, 1998